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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
 PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 24, 2002


                                 EUROTECH, LTD.
                                 --------------
             (Exact name of registrant as specified in its charter)


     District of Columbia             000-22129                  33-0662435
----------------------------    ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)

                          10306 Eaton Place, Suite 220
                             Fairfax, Virginia 22030
                             -----------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (703) 352-4399

                                 Not Applicable
          (Former name or former address, if changed since last report)


ITEM 5. OTHER EVENTS

Eurotech, Ltd., a District of Columbia corporation (the "Company"), announced today that it has entered into a Joint Technology Development Agreement (the "JTDA") with Logstor Ror A/S ("Logstor"), a Danish corporation dated as of September 24, 2002. The JTDA is summarized below and qualified by reference to the actual agreement attached as an exhibit hereto.

The Company and Logstor will act as independent contractors to develop a foam incorporating the Company's proprietary HNIPU binder for use in pre-insulated pipes manufactured by Logstor. The Company and Logstor will initially collaborate to tailor the foam chemistry according to Logstor's specifications. Logstor has exclusive worldwide rights to specific defined markets to incorporate this technology into its product line and will pay Eurotech a royalty fee outlined in the JTDA attached as an exhibit hereto. In return for worldwide exclusivity, Logstor has committed to convert its production facilities to use of HNIPU in its product line based on successful achievement of the technical and cost criteria.

Pursuant to the JTDA, Logstor and the Company will jointly own all intellectual property rights resulting from work performed under the Agreement. The Company will retain sole ownership of rights to other forms, applications and markets of HNIPU preceding and or independent of the Agreement.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

Set forth below is a list of Exhibits included as part of this Current Report.

10.28 Joint Technology Development Agreement between Eurotech, Ltd. and Lostor Ror A/S dated as of September 24, 2002.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 EUROTECH, LTD.

October 7, 2002




BY: /S/ Don V. Hahnfeldt
----------------------------------
        Don V. Hahnfeldt
        President and CEO